Calculation of Filing Fee Tables
S-8
WINNEBAGO INDUSTRIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.50 per share	Other	820,000	$ 39.70	$ 32,554,000.00	0.0001381	$ 4,495.71
2	Equity	Common Stock, par value $0.50 per share	Other	200,000	$ 39.70	$ 7,940,000.00	0.0001381	$ 1,096.52
Total Offering Amounts:						$ 40,494,000.00		$ 5,592.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,592.23
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Winnebago Industries, Inc. Amended and Restated 2019 Omnibus Incentive Plan (as amended and restated, the 2019 Plan) and the Winnebago Industries, Inc. Amended and Restated Employee Stock Purchase Plan (as amended and restated, the ESPP) by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Winnebago Industries, Inc. Amended and Restated 2019 Omnibus Incentive Plan (as amended and restated, the 2019 Plan) and the Winnebago Industries, Inc. Amended and Restated Employee Stock Purchase Plan (as amended and restated, the ESPP) by reason of any stock split, stock dividend or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A